INDEMNITY ESCROW AGREEMENT

            INDEMNITY ESCROW AGREEMENT (the "Escrow Agreement") dated as of the 30th day of June, 1999, by and among SunStar One, L.L.C., an Arizona limited liability company (the "Seller"), Aquis Communications, Inc., a Delaware corporation (the "Purchaser"), and Phillips Nizer Benjamin Krim & Ballon LLP (the "Escrow Agent").

                                R E C I T A L S :

      A. Pursuant to the terms and provisions of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of June 15, 1999 by and among the Seller, the Purchaser and SunStar Communications, Inc., an Arizona corporation and a wholly-owned subsidiary of the Seller ("SunStar Inc."), the Seller has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Seller all of the capital stock of SunStar Inc.

      B. The Purchase Agreement provides that on the Aquis Shares Delivery Date (as defined in the Purchase Agreement), the Purchaser shall deposit with the Escrow Agent 200,000 shares of the common stock, $.01 par value per share, of the Purchaser's parent company, Aquis Communications Group, Inc., a Delaware corporation (the "Escrowed Shares"), constituting a portion of the consideration payable from the Purchaser to the Seller under the Purchase Agreement, to be held by the Escrow Agent pursuant to the terms and conditions hereof.

      C. The Seller, the Purchaser and the Escrow Agent now wish to enter into this Escrow Agreement providing for the appointment of an escrow agent to hold the Escrowed Shares and to set forth the terms and conditions under which the Escrowed Shares shall be disbursed.

            NOW THEREFORE, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

            1. Appointment of the Escrow Agent. The Purchaser and the Company hereby jointly appoint the Escrow Agent as the escrow agent under this Escrow Agreement and the Escrow Agent hereby accepts such appointment and agrees to hold the Escrowed Shares pending their disposition in accordance with the terms hereof and to perform its other duties hereunder.

            2. Disposition of Escrowed Shares. The Escrow Agent shall disburse the Escrowed Shares pursuant to the mutual written directions of the Purchaser and the Seller, or, in the absence of such directions, pursuant to Sections 3 and 4 hereof.

            3. Delivery of Escrowed Shares by the Escrow Agent.

                  (a) On the date which is 365 days after the closing date of the Purchase Agreement (the "Escrow Termination Date"), the Escrow Agent shall deliver to the Seller that portion of the Escrowed Shares which has neither been disbursed prior to that date nor is subject to a pending Claim (as defined in Section 3(b)).

                  (b) If the Escrow Agent receives from the Purchaser prior to the Escrow Termination Date a Claim Notice (as defined in Section 4(a)) stating that the Purchaser is entitled, pursuant to Section 19 of the Purchase Agreement, to be indemnified by the Company from the Escrowed Shares (a "Claim"), the Escrow Agent shall disburse or retain Escrowed Shares in the amount of the Claim pursuant to Section 4.

            4. Claims Procedures.

                  (a) If, prior to the Escrow Termination Date, the Purchaser determines to assert a Claim, then the Purchaser shall give the Escrow Agent written notice of the Claim, specifying in reasonable detail the basis therefor and the amount and calculation thereof in accordance with the provisions of the Purchase Agreement (a "Claim Notice"). The Escrow Agent shall deliver a copy of such Claim to the Seller within five days after its receipt thereof. If the Seller does not deliver to the Purchaser and the Escrow Agent written notice of its objection to the Claim within ten (10) business days after receipt of the Claim Notice relating thereto, the Escrow Agent shall, out of the Escrowed Shares, promptly pay such amount to the Purchaser. If the Seller shall timely deliver to the Purchaser and the Escrow Agent such written notice of objection, then the Escrow Agent shall not make any payment to the Purchaser with respect to such Claim until: (i) he has received written instructions signed by the Purchaser and the Seller which refer to such Claim and direct the payment to the Purchaser from the Escrowed Shares; or (ii) it has received a copy of a judgment, decree or order of a court, or copy of an arbitration award, adjudicating the dispute with respect to such Claim, whereupon the Escrow Agent shall distribute from the Escrowed Shares to the Purchaser the amount of any award to the Purchaser (not to exceed the amount of the Claim) specified therein and, if the Escrow Termination Date shall have occurred prior to such date, shall distribute from the Escrowed Shares to the Seller the amount, if any, by which the amount of the Claim exceeds the amount of such award, if any.

                  (b) For the purposes of this Agreement, the value per share of the Escrowed Shares shall equal the closing bid price of the common stock of Aquis Communications Group, Inc. on the date hereof.

                  (c) If there is a dispute between the Seller and the Purchaser with regard to the payment of a Claim from the Escrowed Shares, the reasonable legal fees, expenses and other costs incurred by the Escrow Agent in connection with the adjudication of such dispute and such fees, expenses and costs incurred by the party awarded the majority of the disputed amount of the Escrowed Shares shall be paid by the other party. If the Purchaser is the party entitled to have its legal fees, expenses and other costs paid by the Seller, it shall be entitled to have the amount of such legal fees, expenses and other costs distributed to it out of the Escrowed Shares.


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

            5. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving not less than ten (10) business days' prior written notice to the Seller and the Purchaser or may be removed, with or without cause, by the Seller and the Purchaser jointly giving not less than ten (10) business days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided below. Upon any such notice of resignation or removal, the Purchaser shall appoint a successor Escrow Agent hereunder, subject to reasonable approval by the Seller. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrowed Shares and shall deliver the Escrowed Shares to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and reasonable attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

            6. Liability of the Escrow Agent; Indemnification.

                  (a) The Escrow Agent shall have no liability or obligation with respect to the Escrowed Shares except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrowed Shares in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Shares. This Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by them in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement related hereto or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Seller and the Purchaser, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.


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                  (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Shares, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrowed Shares is at any time attached, garnished or levied under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (c) From and at all times after the date of this Escrow Agreement, the Purchaser and the Seller, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each partner, employee, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Purchaser or the Seller, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or the Escrow Agent. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Purchaser and the Seller in writing, and the Purchaser and the Seller shall assume the defense thereof, including the employment of counsel and the payment of all reasonable expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Seller and/or the Purchaser shall be required to pay such fees and expenses if (i) the Seller and/or the Purchaser agree to pay such fees and expenses, or (ii) the Seller and/or the Purchaser shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (iii) the Seller or the Purchaser is the plaintiff in any such action or proceeding or (iv) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both


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Indemnified Party and the Seller and/or the Purchaser, and Indemnified Party
shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Seller or Purchaser. The Seller and Purchaser shall be jointly and severally liable to pay reasonable fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (i) shall apply only to the party so agreeing. All such fees and expenses payable by the Seller and/or the Purchaser pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Seller and the Purchaser, jointly and severally, upon demand by such Indemnified Party. The obligations of the Purchaser and the Seller under this Section 8(c) shall survive any termination of this Escrow Agreement, and the resignation or removal of Escrow Agent shall be independent of any obligation of the Escrow Agent. The parties hereto agree that neither the payment by the Seller or the Purchaser of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrowed Shares in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Purchaser and the Seller, the respective rights and obligations of the Purchaser, on the one hand, and the Seller, on the other hand, under the Purchase Agreement.

            7. Arbitration. In the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator in New York, New York administered by the American Arbitration Association ("AAA"), in accordance with AAA's commercial rules of practice then in effect. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The arbitrator shall have the authority in his or her discretion to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award.

            8. Notices. All notices and instructions ("Notices") provided for or permitted hereunder shall be in writing and shall be deemed given if delivered personally (including delivery by an express delivery service or by facsimile transmission) or mailed, by certified or registered mail, return receipt requested, with postage prepaid, and addressed to the parties as follows:

                  (a)   If to the Seller:

                        SunStar One L.L.C.
                        5201 West Kennedy Blvd.
                        Suite 915
                        Tampa, Florida  33609
                        Attn:
                        Telephone:
                        Fax:


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                  with a copy to:

                        Snell & Wilmer, L.L.P.
                        One Arizona Center
                        Phoenix, Arizona  85004
                        Attn:  Quinn Williams, Esq.
                        Telephone:  (602) 382-0600
                        Fax:        (602) 382-6070

                  (b)   If to the Purchaser, addressed to:

                        Aquis Communications, Inc.
                        1719A Route 10, Suite 300
                        Parsippany, New Jersey 07054
                        Attention: John X. Adiletta
                        Telephone : (973) 560-8001
                        Fax: (973) 560-8060

                  with a copy to:

                        Phillips Nizer Benjamin Krim & Ballon LLP
                        666 Fifth Avenue
                        New York, New York  10103
                        Attention:  Monte Engler, Esq.
                        Telephone:  (212) 977-9700
                        Fax:        (212) 262-5152

                  (c)   If to the Escrow Agent:

                        Phillips Nizer Benjamin Krim & Ballon LLP
                        666 Fifth Avenue
                        New York, New York  10103
                        Attention:  Monte Engler, Esq.
                        Telephone:  (212) 977-9700
                        Fax:        (212) 262-5152

Any such Notice shall be effective upon receipt. Any party may change its address and facsimile number for the purpose of notice by giving notice in accordance with the provisions of this Section 8.

            9. Entire Agreement and Modification. This Escrow Agreement constitutes the entire agreement among the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Escrow Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise


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

any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

            10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            11. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

            12. Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Escrow Agreement.

            13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators. If any provision of this Escrow Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

            14. Definitions. Capitalized terms used in this Escrow Agreement but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.


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            IN WITNESS WHEREOF, this Indemnity Escrow Agreement has been executed as of the date and year first above written.


                                    PHILLIPS NIZER BENJAMIN KRIM
                                    & BALLON LLP

                                    By: /s/ Monte Engler
                                        -----------------------------------
                                        a partner


                                    AQUIS COMMUNICATIONS, INC.

                                    By: /s/ John X. Adiletta
                                        -----------------------------------
                                          Name:
                                          I.R.S. Tax I.D. No.__________


                                    SUNSTAR ONE, L.L.C.

                                    By: /s/ JOHN HOBKO
                                        -----------------------------------
                                          Name:
                                          I.R.S. Tax I.D. No. _________


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